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                                                                      EXHIBIT 22


          SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS AND RESERVES
                  Years ended September 30, 2000, 1999 and 1998
                                 (in thousands)

                                               Balance at        Charged to                         Balance
                                               beginning         costs and                         at end of
                                               of period          expenses        Write-offs         period
                                               ----------        ----------       ----------       ---------
Allowance for doubtful accounts:

                1998                               $218               $--           $   --            $218

                1999                               $218               $--           $  (9)            $209

                2000                               $209               $--           $ (26)            $183